Exhibit 99.1

Seasoned Financial Executive Joins OncoCyte as Chief Financial Officer

ALAMEDA, Calif., November 15, 2017 — OncoCyte Corporation (NYSE AMERICAN: OCX), a developer of novel, non-invasive tests for the early detection of cancer, today announced that Mitch Levine has been appointed Chief Financial Officer, effective November 15, 2017. With 33 years of experience in the financial industry and extensive expertise in fundraising for early stage companies Mr. Levine will be responsible for OncoCyte’s finance and financial reporting activities.

“Mitch is an experienced professional with a successful healthcare track record and I am confident he will be a great addition to our senior leadership team,” said Mr. Annett. “His addition demonstrates our commitment to strengthening our management team to execute a long term growth strategy based on the development and commercialization of novel, liquid biopsy cancer diagnostic tests, including DetermaVu™ for the early diagnosis of lung cancer.”

Prior to joining OncoCyte, Mr. Levine was the Managing Partner of Kirby Cove Capital Advisors, which provides consulting services to international life sciences investment funds regarding collaboration and investment in US-based life sciences companies. In 2002, Mr. Levine founded Enable Capital Management and grew the firm into one of the largest and most respected brands globally in alternative finance. Its flagship fund, Enable Growth Partners, provided growth capital to more than 500 private and publicly traded companies, catalyzing transformative corporate innovation, job growth, and economic expansion in technology, life sciences, consumer products, and energy. Prior to founding Enable, Mr. Levine was a founding member of The Shemano Group, a leading San Francisco-based investment bank that focused on the capital needs of growth companies. He has also worked at Bear Stearns and Lehman Brothers. Mr. Levine received his BA from the University of California, Davis.

“OncoCyte has the potential to change the paradigm in the diagnosis and management of lung cancer,” commented Mr. Levine. “I look forward to working with Bill and the entire team to ensure that the Company has the resources necessary to effectively execute its ambitious long term business plan.”

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer to improve health outcomes through earlier diagnoses, to reduce the cost of care through the avoidance of more costly diagnostic procedures, including invasive biopsy and cystoscopic procedures, and to improve the quality of life for cancer patients. While current biopsy tests use invasive surgical procedures to provide tissue samples in order to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte’s pipeline products are intended to be confirmatory diagnostics for detecting lung, breast and bladder cancer. OncoCyte’s diagnostic tests are being developed using proprietary sets of genetic and protein markers that differentially express in specific types of cancer.

DetermaVu™ is a trademark of OncoCyte Corporation.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts

EVC Group, Inc.

Matt Haines / Michael Polyviou

917-733-9297 / 212-850-5600

mhaines@evcgroup.com /mpolyviou@evcgroup.com

Financial Media Contact

GIBSON Communications, LLC

Tom Gibson

201-476-0322

tom@tomgibsoncommunications.com